FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

            FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS
          FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2017.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; March 7, 2018 -

Fourth Quarter Consolidated Results of Operations.

Net income for the fourth quarter of 2017 was $13,203,000 or $1.31 per share versus $1,682,000 or $.17 per share in the same period last year. Fourth quarter 2017 net income included $12,043,000, or $1.20 per share, due to a reduction in the provision for income taxes resulting from revaluing the company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017. Total revenues were $12,455,000, up 30.9%, versus the same period last year, primarily because of the addition of rental revenues from Dock 79.

Fourth Quarter Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $7,816,000, up $495,000 or 6.8%, over the same period last year. Net Operating Income (NOI) in this segment for the fourth quarter increased slightly to $5,813,000, compared to $5,689,000 in the same period last year. NOI growth lagged behind revenue growth due to several factors. Revenues inclusive of reimbursables and unrealized rents have increased over the same period last year as a result of new buildings and increased occupancy. However, cash-based NOI as calculated by the Company excludes unrealized rents which are the result of "straight-lining" rental revenue over the life of a lease, i.e. averaging the total rent of the lease over the term. Thus, though revenue as calculated by GAAP may be up because of new leases, cash-based NOI is not as positively affected because the actual cash rent paid by the tenant in the beginning of a lease is less than the GAAP-based straight-lined rent. We ended the fourth quarter with total occupied square feet of 3,707,724 versus 3,488,955 at the end of the same period last year, an increase of 6.3% or 218,769 square feet. Our overall occupancy rate was 93.1%.


Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,860,000, a decrease of 1%, versus $1,880,000 in the same period last year. This drop is due to decreases in tonnage at several locations because of down days associated with the hurricane along with volumes returning to normal levels at Keuka and Newberry Cement, among other factors. Total operating profit in this segment was $1,696,000, a decrease of $12,000 versus $1,708,000 in the same period last year.

In November, Lake County commissioners voted to approve a permit to Cemex to mine our land in Lake Louisa. We expect the county to issue the mining permit during the third quarter of 2018. After an environmental survey and completing the work necessary to prepare this site to become an active sand mine, Cemex expects to begin mining by the end of 2019.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
   * In February 2017, the D.C. Zoning Commission voted 5-0 in favor of the Planned Unit Development (PUD) of Phase II of our RiverFront on the Anacostia project. This past quarter we finally passed the appeal period for the PUD, and we expect to begin construction in the second quarter of 2018.
   * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, MD.
   * We began construction in the third quarter of this year on our joint venture with St. John Properties and expect to complete construction on the first building by the third quarter of 2018
   * This past quarter we began construction on a 96,047 square foot building at Patriot Business Center that we expect to finish in the second quarter of 2018.

RiverFront on the Anacostia Segment:
-----------------------------------
In July 2017, Phase I (Dock 79) of the development known as RiverFront on the Anacostia in Washington, D.C., a 300,000 square foot residential apartment building developed by a joint venture between the Company and MRP, reached stabilization, meaning 90% of the individual apartments have been leased and are occupied by third party tenants. Upon reaching stabilization, the Company has, for a period of one year, the exclusive right to (i) cause the joint venture to sell the property or (ii) cause the Company's and MRP's percentage interests in the joint venture to be adjusted so as to take into account the value of the development at the time of stabilization. The attainment of stabilization also resulted in a change of control for accounting purposes as the veto rights of the minority shareholder lapsed and the Company became the primary beneficiary. As such, beginning July 1, 2017, the Company consolidated the assets (at current fair value), liabilities and operating results of the joint venture and established the RiverFront on the Anacostia Segment as its fourth segment.

At the end of the year, Dock 79 was 96.7% leased and 96.1% occupied. As the first "generation" of leases came up for renewal this year, the renewal rate of 58% during the fiscal year is in line with expectations while the average rent increase of 3.74% during the fiscal year is stronger than we budgeted. Finally, in November, we secured $90 million in permanent financing for Phase I from EagleBank, the proceeds of which were used to pay off $79 million of construction and mezzanine debt. The remainder was distributed pari passu between the Company and our partners. A prepayment penalty of $440,000 and the remaining deferred loan costs of $714,000 were recorded into interest expense in the quarter ending December 31, 2017.

Calendar Year 2017 Consolidated Results of Continuing Operations.

Net income for 2017 was $41,750,000 or $4.16 per share versus $12,024,000 or $1.22 per share in the twelve months ended September 30, 2016. The majority of this uptick in income is the result of a gain on remeasurement of investment of $60.2 million in its Dock 79 real estate partnership, which is included in income from continuing operations before income taxes and the gain of $12,043,000, or $1.20 per share, due to a reduction in the provision for income taxes resulting from revaluing the company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017. As a result of the stabilization of Dock 79, the Company is now deemed for accounting purposes to have control of the partnership without the transfer of any consideration. As such the non-taxable gain on remeasurement was calculated based on the difference between the carrying value and the fair value of all the assets and liabilities of the partnership. This increase in net income when compared to the twelve months ended September 30, 2016 was also augmented by a prior year $1,000,000 remediation expense recovery, but mitigated by a $620,000 increase in equity in loss of joint ventures, primarily as a result of expenses and depreciation during the lease up of Phase I (Dock 79) of RiverFront. Total revenues were $43,191,000, up 15.3%, versus the twelve months ended September 30, 2016. Consolidated total operating profit was down 17.0% versus the twelve months ended September 30, 2016 because of the over $5 million increase in depreciation from the change in control of Dock 79.

Calendar Year 2017 Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $29,873,000, up $1,134,000 or 3.9%, over the twelve months ended September 30, 2016. The increase in revenue is due to the addition of new buildings and increased total occupancy. Net Operating Income in this segment for 2017 was $22,528,000, compared to $21,944,000 in the twelve months ended September 30, 2016, an increase of 2.7%.

Depreciation and amortization expense increased primarily because of the purchase of the Gilroy Center in Baltimore County in July of 2016 and the completion of a 79,550 square foot warehouse at Hollander Business Park in April 2016 and a 103,448 square foot warehouse at Patriot Business Center in April of 2017.

Corporate expense increased due to a first quarter stock option modification expense of $191,000 and increased internal and external audit expense incurred as a result of the conversion from the previous fiscal year (ending September 30) to one that follows the calendar year.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $7,241,000, a decrease of 3.9%, versus $7,533,000 in the twelve months ended September 30, 2016. This drop is due to decreases in tonnage at several locations because of weather, volumes returning to normal levels at Keuka and Newberry Cement, and other factors.

Total operating profit in this segment was $6,565,000, a decrease of $233,000 versus $6,798,000 in the twelve months ended September 30, 2016.

In November, Lake County commissioners voted to approve a permit to Cemex to mine our land in Lake Louisa. We expect the county to issue the mining permit during the third quarter of 2018. After an environmental survey and completing the work necessary to prepare this site to become an active sand mine, Cemex expects to begin mining by the end of 2019.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
   * During the first quarter, we completed construction of the bulkhead at our 664E property on the Anacostia ahead of schedule and under budget.
   * Our new spec building at Patriot Business Center was placed in service this past April and is currently 100% leased and occupied.
   * In February 2017, the D.C. Zoning Commission voted 5-0 in favor of the Planned Unit Development (PUD) of Phase II of our RiverFront on the Anacostia project. This past quarter we finally passed the appeal period for the PUD, and we expect to begin construction in the second quarter of 2018.
   * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, MD.
   * We made major progress during the third quarter in our joint venture with St. John Properties on what remained of our Windlass Run Business Park. The JV secured financing on a $17,580,000 construction and development loan and began construction on what will be a multi-building business park consisting of approximately 329,000 square feet of office and retail space.
   * In the fourth quarter, we began construction on a 96,047 square foot building at Patriot Business Center that we expect to finish in the second quarter of 2018.

RiverFront on the Anacostia Segment:
-----------------------------------
In July 2017, Phase I (Dock 79) of the development known as RiverFront on the Anacostia in Washington, D.C., a 300,000 square foot residential apartment building developed by a joint venture between the Company and MRP, reached stabilization, meaning 90% of the individual apartments have been leased and are occupied by third party tenants. Upon reaching stabilization, the Company has, for a period of one year, the exclusive right to (i) cause the joint venture to sell the property or (ii) cause the Company's and MRP's percentage interests in the joint venture to be adjusted so as to take into account the value of the development at the time of stabilization. The attainment of stabilization also resulted in a change of control for accounting purposes as the veto rights of the minority shareholder lapsed and the Company became the primary beneficiary. As such, beginning July 1, 2017, the Company consolidated the assets (at current fair value), liabilities and operating results of the joint venture and established the RiverFront on the Anacostia Segment as its fourth segment. This resulted in a gain on remeasurement of investment of $60.2 million in the third quarter.

At the end of the year, Dock 79 was 96.7% leased and 96.1% occupied. As the first "generation" of leases came up for renewal this year, the renewal rate of 58% during the fiscal year is in line with expectations while the average rent increase of 3.74% during the fiscal year is stronger than we budgeted. Finally, in November, we secured $90 million in permanent financing for Phase I from EagleBank, the proceeds of which were used to pay off
$79 million of construction and mezzanine debt. The remainder was distributed pari passu between the Company and our partners. A prepayment penalty of $440,000 and the remaining deferred loan costs of $714,000 were recorded into interest expense in the quarter ending December 31, 2017.

Potential REIT Conversion.

We have for some time explored the possibility of converting this company into a Real Estate Investment Trust (REIT), with the idea that this may be a more efficient structure given the nature of our business. Because the new tax code mitigates many of the reasons why we considered a REIT election, we have tabled any decision for now.

Summary and Outlook.

2017 was a very big year for your company. Over the last four quarters, we have reached stabilization at Dock 79, permanently financed it, permitted our quarries at Ft. Myers and Lake Louisa, constructed and fully leased a brand new warehouse, begun construction on our JV with St. John Properties, and received formal approval of Phase II of Riverfront on the Anacostia's Planned Unit Development (PUD). In an ordinary year, any one of these events would have been a major achievement for this company. That they all happened over this past year puts the last twelve months among the most important in our history, the results of which will be generating value for this company for a very long time.

Looking forward to 2018, there is still an atypically high number of expiring leases to overcome in Asset Management. From a development standpoint, the first half of 2018 will be very busy. We should finish construction on our last warehouse at Patriot Business Park and begin construction on another at Hollander; we will finance and begin construction on Phase II of Riverfront on the Anacostia; and we expect to wrap up construction on and begin finding tenants for the first building in our JV with St. John Properties. We have every expectation that mining royalties will grow and grow meaningfully, especially with the increase in royalties from our Ft. Myers quarry. Finally, as Dock 79 establishes itself as the premier waterfront residential building in the most exciting neighborhood of our nation's capital, we anticipate revenue growth particularly as we begin to collect rent from our retail tenants.

Conference Call.

The Company will host a conference call on Wednesday, March 7, 2018 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9401 (pass code 92464) within the United States. International callers may dial 1-334-323-7224 (pass code 92464). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp030718. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp030718.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 52575111. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to, levels of construction activity in the markets served by our mining properties, demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area, demand for apartments in Washington D.C., our ability to obtain zoning and entitlements necessary for property development, the impact of lending and capital market conditions on our liquidity, our ability to finance projects or repay our debt, general real estate investment and development risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, environmental liabilities, inflation risks, cybersecurity risks, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) warehouse/office/residential building ownership, leasing and management, (ii) mining royalty land ownership and leasing, (iii) land acquisition, entitlement and development primarily for future warehouse/ office or residential building construction, and (iv) leasing and management of a residential apartment building.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    DECEMBER 31,             DECEMBER 31
                                  2017        2016         2017        2016
                                  ----        ----         ----        ----
Revenues:
  Rental revenue              $  9,142       6,328       30,385      24,457
  Mining Royalty and rents       1,842       1,857        7,153       7,443
  Revenue-reimbursements         1,471       1,327        5,653       5,557
                                ------      ------       ------      ------
Total Revenues                  12,455       9,512       43,191      37,457

Cost of operations:
  Depreciation, depletion
    and amortization             4,502       2,095       13,532       8,051
  Operating expenses             1,739         994        5,621       4,624
  Environmental
    remediation recovery             -           -            -      (1,000)
  Property taxes                 1,432       1,089        5,024       4,475
  Management company indirect      525         475        2,029       1,844
  Corporate expenses               870         855        3,380       3,080
                                ------      ------       ------      ------
Total cost of operations         9,068       5,508       29,586      21,074

Total operating profit           3,387       4,004       13,605      16,383

Interest income                      -           -            -           2
Interest expense                (2,453)       (306)      (4,323)     (1,561)
Equity in loss of joint ventures    (9)     (1,119)      (1,598)       (978)
Gain on remeasurement of
  investment in real estate
  partnership                        -           -       60,196           -

Gain on investment land sold         -           -            -       6,029
                                ------      ------       ------      ------

Income before income taxes         925       2,579       67,880      19,875
Provision for income taxes     (11,286)        897        7,329       7,851
                                ------      ------       ------      ------

Net income                      12,211       1,682       60,551      12,024
Income (loss) attributable
  to noncontrolling interest      (992)          -       18,801           -
                                ------      ------       ------      ------
Net income attributable
  to the Company              $ 13,203       1,682       41,750      12,024
                                ======      ======       ======      ======

Earnings per common share:
  Basic                       $   1.32        0.17         4.19        1.22
  Diluted                     $   1.31        0.17         4.16        1.22

Number of shares (in
  thousands) used in computing:
  -basic earnings per
   common share                 10,011       9,879        9,975       9,846
  -diluted earnings per
   common share                 10,070       9,923       10,040       9,890

Asset Management Segment:
------------------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  6,488     83.0%      6,148     84.0%        340      5.5%
Revenue-reimbursements                        1,328     17.0%      1,173     16.0%        155     13.2%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 7,816    100.0%      7,321    100.0%        495      6.8%

Depreciation, depletion and amortization      1,998     25.6%      2,005     27.4%         (7)    -0.3%
Operating expenses                            1,033     13.2%        885     12.1%        148     16.7%
Property taxes                                  839     10.7%        729     10.0%        110     15.1%
Management company indirect                     218      2.8%        193      2.6%         25     13.0%
Corporate expense                               493      6.3%        485      6.6%          8      1.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            4,581     58.6%      4,297     58.7%        284      6.6%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  3,235     41.4%      3,024     41.3%        211      7.0%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  1,842     99.0%      1,857     98.8%
Revenue-reimbursements                           18      1.0%         23      1.2%
                                           --------   -------   --------   -------

Total revenue                                 1,860    100.0%      1,880    100.0%

Depreciation, depletion and amortization         19      1.0%         35      1.8%
Operating expenses                               38      2.0%         41      2.2%
Property taxes                                   64      3.5%         54      2.9%
Corporate expense                                43      2.3%         42      2.2%
                                           --------   -------   --------   -------

Cost of operations                              164      8.8%        172      9.1%
                                           --------   -------   --------   -------

Operating profit                           $  1,696     91.2%      1,708     90.9%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2017           2016           Change
                                           --------       --------        --------
Rental revenue                             $    184            180               4
Revenue-reimbursements                          115            131             (16)
                                           --------       --------        --------

Total revenue   299    311    (12)

Depreciation, depletion and amortization         74             55              19
Operating expenses                               41             68             (27)
Property taxes                                  277            306             (29)
Management company indirect                     267            282             (15)
Corporate expense                               296            328             (32)
                                           --------       --------        --------

Cost of operations                              955          1,039             (84)
                                           --------       --------        --------

Operating loss                             $   (656)          (728)             72
                                           ========       ========        ========


Dock 79 Segment:
---------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------

Rental revenue                             $  2,470     99.6%          -        -%
Revenue-reimbursements                           10       .4%          -        -%
                                           --------   -------   --------   -------

Total revenue                                 2,480    100.0%          -        -%

Depreciation and amortization                 2,411     97.2%          -        -%
Operating expenses                              627     25.3%          -        -%
Property taxes                                  252     10.2%          -        -%
Management company indirect                      40      1.6%          -
Corporate expense                                38      1.5%          -        -%
                                           --------   -------   --------   -------

Cost of operations                            3,368    135.8%          -        -%
                                           --------   -------   --------   -------
Operating profit                             $ (888)   -35.8%   $      -        -%
                                           ========   =======   ========   =======


Asset Management Segment:
------------------------
                                                     Twelve Months Ended
                                           ---------------------------------------
                                               December 31         September 30
                                           ------------------   ------------------
(dollars in thousands)                       2017        %        2016        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $ 24,773     82.9%   $ 23,795     82.8%   $    978      4.1%
Revenue-reimbursements                        5,100     17.1%      4,944     17.2%        156      3.2%
                                           --------   -------   --------   -------   --------   -------
Total revenue                                29,873    100.0%     28,739    100.0%      1,134      3.9%

Depreciation, depletion and amortization      8,110     27.1%      7,689     26.8%        421      5.5%
Operating expenses                            3,974     13.3%      4,145     14.4%       (171)    -4.1%
Property taxes                                3,156     10.6%      2,718      9.5%        438     16.1%
Management company indirect                     834      2.8%        813      2.8%         21      2.6%
Corporate expense                             1,917      6.4%      1,591      5.5%        326     20.5%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                           17,991     60.2%     16,956     59.0%      1,035      6.1%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $ 11,882     39.8%   $ 11,783     41.0%       $ 99       .8%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                      Twelve Months Ended
                                           ---------------------------------------
                                               December 31         September 30
                                           ------------------   ------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  7,153     98.8%      7,443     98.8%
Revenue-reimbursements                           88      1.2%         90      1.2%
                                           --------   -------   --------   -------

Total revenue                                 7,241    100.0%      7,533    100.0%

Depreciation, depletion and amortization        110      1.5%        104      1.4%
Operating expenses                              159      2.2%        165      2.2%
Property taxes                                  240      3.3%        235      3.1%
Corporate expense                               167      2.3%        231      3.1%
                                           --------   -------   --------   -------

Cost of operations                              676      9.3%        735      9.8%
                                           --------   -------   --------   -------

Operating profit                           $  6,565     90.7%   $  6,798     90.2%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                                      Twelve Months Ended
                                           ---------------------------------------
                                           December 31    September 30
                                           -----------    ------------    --------
(dollars in thousands)                        2017            2016         Change
                                           -----------    ------------    --------
Rental revenue                             $       785             662         123
Revenue-reimbursements                             445             523         (78)
                                           -----------    ------------    --------

Total revenue                                    1,230           1,185          45

Depreciation, depletion and amortization           337             258          79
Operating expenses                                 200             314        (114)
Environmental remediation recovery                   -          (1,000)      1,000
Property taxes                                   1,108           1,522        (414)
Management company indirect                      1,113           1,031          82
Corporate expense                                1,231           1,258         (27)
                                           -----------    ------------    --------

Cost of operations                               3,989           3,383         606
                                           -----------    ------------    --------

Operating loss                             $    (2,759)         (2,198)       (561)
                                           ===========    ============    ========


Dock 79 Segment:
---------------
                                                      Twelve Months Ended
                                           ---------------------------------------
                                               December 31         September 30
                                           ------------------   ------------------
(dollars in thousands)                       2017        %        2016        %
                                           --------   -------   --------   -------
Rental revenue                             $  4,827     99.6%          -        -%
Revenue-reimbursements                           20       .4%          -        -%
                                           --------   -------   --------   -------

Total revenue                                 4,847    100.0%          -        -%

Depreciation and amortization                 4,975    102.7%          -        -%
Operating expenses                            1,288     26.6%          -        -%
Property taxes                                  520     10.7%          -        -%
Management company indirect                      82      1.7%          -
Corporate expense                                65      1.3%          -        -%
                                           --------   -------   --------   -------

Cost of operations                            6,930    143.0%          -        -%
                                           --------   -------   --------   -------

Operating profit                           $ (2,083)   -43.0%   $      -        -%
                                           ========   =======   ========   =======


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report are net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Net Operating Income Reconciliation
Three months ended 12/31/17 (in thousands)
                                              Asset           Land                   Unallocated         Mining            FRP
                                         Management    Development       Dock 79       Corporate      Royalties       Holdings
                                            Segment        Segment        Segment        Expense        Segment         Totals
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income from continuing operations             1,747           (397)        (2,203)         1,021         12,043         12,211
Income Tax Allocation                         1,141           (259)          (791)           666        (12,043)       (11,286)
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income (loss)from continuing
  operations before income taxes              2,888           (656)        (2,994)         1,687              -            925

Less:
  Lease intangible rents                          1              -              -
  Unrealized rents                              131              -             73
Plus:
  Interest Expense                              347              -          2,106
  Depreciation/Amortization                   1,999             72          2,411
  Management Co. Indirect                       218            267             40
  Allocated Corporate Expenses                  493            296             38
                                         ----------     ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                   5,813            (21)         1,528


Net Operating Income Reconciliation
Three months ended 12/31/16 (in thousands)
                                              Asset           Land        Mining            FRP
                                         Management    Development     Royalties       Holdings
                                            Segment        Segment       Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      1,644         (1,115)         1,153          1,682
Income Tax Allocation                         1,074           (728)           551            897
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing
  operations before income taxes              2,718         (1,843)         1,704          2,579

Less:
Lease intangible rents                            4              -
 Unrealized rents                                14              -
Plus:
Equity in loss of Joint Venture                   -          1,115
Interest Expense                                306              -
Depreciation/Amortization                     2,005             55
Management Co. Indirect                         193            282
Allocated Corporate Expenses                    485            328
                                         ----------     ----------     ----------     ----------

Net Operating Income (loss)                   5,689            (63)



Net Operating Income Reconciliation
Twelve months ended 12/31/17 (in thousands)
                                              Asset           Land                   Unallocated         Mining            FRP
                                         Management    Development       Dock 79       Corporate      Royalties       Holdings
                                            Segment        Segment        Segment        Expense        Segment         Totals
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations      6,392         (1,677)        39,837          3,956         12,043         60,551
Income Tax Allocation                         4,150         (1,082)        13,735          2,569        (12,043)         7,329
                                         ----------     ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations
  before income taxes                        10,542         (2,759)        53,572          6,525              -         67,880

Less:
  Gain on remeasurement of investment
    in real estate partnership                    -              -         60,196
  Lease intangible rents                          6              -              -
  Unrealized rents                              210              -            123
Plus:
  Equity in loss of Joint Venture                 -              -          1,558
  Interest Expense                            1,340              -          2,983
  Depreciation/Amortization                   8,111            335          4,975
  Management Co. Indirect                       834          1,113             82
  Allocated Corporate Expenses                1,917          1,231             65
                                         ----------     ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                  22,528            (80)         2,916


Net Operating Income Reconciliation
Twelve months ended 9/30/16 (in thousands)
                                              Asset           Land        Mining            FRP
                                         Management    Development     Royalties       Holdings
                                            Segment        Segment       Segment         Totals
                                         ----------     ----------     ----------     ----------
Income from continuing operations             6,188          1,738          4,098         12,024
Income Tax Allocation                         4,041          1,134          2,676          7,851
                                         ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                        10,229          2,872          6,774         19,875

Less:
  Gains on investment land sold                   8          6,006
  Lease intangible rents                         27              -
  Other income                                    -              2
Plus:
  Unrealized rents                               95              -
  Equity in loss of Joint Venture                 -            938
  Interest Expense                            1,562              -
  Depreciation/Amortization                   7,689            258
  Management Co. Indirect                       813          1,031
  Allocated Corporate Expenses                1,591          1,257
                                         ----------     ----------

Net Operating Income                         21,944            348
